UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2014

bBooth, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-187782	46-1669753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1157 North Highland Avenue, Suite C Hollywood, California		90038
(Address of principal executive offices)		(Zip Code)

(855) 250-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 10, 2014, our board of directors increased the number of directors on our board of directors from three to five and in connection therewith appointed Peter Jensen as a director of our company.  Management of our company will endeavor to identify another appropriate nominee for appointment to our board of directors.

Peter K. Jensen, LL.B., BCL, B.Sc. - Mr. Jensen is married with five children. He acquired his Bachelor of Science and Law degrees at McGill University in Montreal, Quebec, (with a dual degree in common and civil law).  His science degree is in the field of biology (marine biology and ecology).  He also conducted diabetes research at the Royal Victoria Hospital (Montreal), was a director of a community medical clinic for three years and ran the McGill legal clinic for two years.

 In 1981 Mr. Jensen commenced the practice of law in the corporate and securities fields in British Columbia.  Mr. Jensen has a wide range of legal counseling experience internationally.  Mr. Jensen has an understanding of the particular nature of the challenges facing corporate management as he has been and is a director of a number of private and publicly traded companies, has been a board member of companies with capitalization in the hundreds of millions and has assisted in the raising of capital in ranges of up to one hundred million dollars in Canada, the United States, Europe, and the Orient.

In addition to continuing an active legal practice at Beadle Raven LLP, Mr. Jensen is Chairman of RepliCel Life Sciences.  RepliCel is a public listed cell replication company which recently struck an agreement with Shiseido of Japan to license Shiseido with RepliCel’s leading edge cell replication technology.  Mr. Jensen is also Chairman of Solar Flow-Through Limited Partnerships I, II, III and IV which are installing solar power arrays in Ontario under the Ontario FIT program.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Jensen since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Jensen in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Jensen had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014	bBOOTH, INC. By:/s/ Rory Cutaia Name: Rory J. Cutaia Title: Chairman and Chief Executive Officer